Calculation of Filing Fee Tables
S-8
BridgeBio Oncology Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	4,563,529	$ 12.52	$ 57,135,383.08	0.0001381	$ 7,890.40
2	Equity	Common Stock, $0.0001 par value per share	Other	912,706	$ 10.65	$ 9,720,318.90	0.0001381	$ 1,342.38
Total Offering Amounts:						$ 66,855,701.98		$ 9,232.78
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,232.78
Offering Note
[1]	(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the "Registrant") that become issuable under the BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the "2025 Plan") and the BridgeBio Oncology Therapeutics,Inc. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (2)Represents an additional 4,563,529 shares of Common Stock reserved for issuance under the 2025 Plan as a result of an automatic increase effective January 1, 2026. Shares available for issuance under the 2025 Plan were previously registered on a Registration Statement on Form S-8 filed with the United States Securities and Exchange Commission ("SEC") on October 10, 2025 (File No. 333-290825). (3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $12.52, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on December 30, 2025 (such date being within five business days of the date that this Registration Statement was filed with the SEC).

[2]	(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the "Registrant") that become issuable under the BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the "2025 Plan") and the BridgeBio Oncology Therapeutics,Inc. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (4)Represents an additional 912,706 shares of Common Stock reserved for future issuance under the 2025 ESPP as a result of an automatic increase effective January 1, 2026. Shares available for issuance under the 2025 ESPP were previously registered on a Registration Statement on Form S-8 filed with the SEC on October 10, 2025 (File No. 333-290825). (5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% (the percentage of the price per share applicable to purchases under the 2025 ESPP) of $12.52, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on December 30, 2025 (such date being within five business days of the date that this Registration Statement was filed with the SEC).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A